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                                                                   EXHIBIT 10.13


                                  AMENDMENT TO
                           CONSULTING, NONCOMPETITION
                          and NONSOLICITATION AGREEMENT


         This AMENDMENT (this "Amendment") is made and entered into as of July __, 2001 by and between Atrium Companies, Inc., a Delaware corporation ("Atrium"), and John Ellison, Jr. (the "Consultant"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Consulting Agreement (defined below).

                                   WITNESSETH:

         WHEREAS, Atrium and Consultant are parties to that certain Consulting, Noncompetition and Nonsolicitation Agreement, dated as of October 25, 2000 (the "Consulting Agreement"), pursuant to which, among other things, Consultant agreed to provide to Atrium certain consulting and advisory services during the Term of such Consulting Agreement; and

         WHEREAS, in consideration for further services provided and to be provided by Consultant to Atrium, the parties hereto desire to amend the Consulting Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atrium and the Consultant, intending to be legally bound, hereby agree as follows:

         1. Amendment. Section 5 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

              "Compensation of Consultant. In consideration of the Consultant's agreement to act as consultant and adviser to Atrium with respect to the matters specified in Section 2 hereof, and the noncompetition and nonsolicitation agreements set forth in Section 4 hereof, Atrium will make payments to the Consultant in the aggregate amount of $2,600,100, payable in 18 installments of $12,500 each on the fifteenth and last days of each month beginning October 31, 2000 and continuing thereafter to and including July 15, 2001, and 150 installments of $15,834 each on the fifteenth and last days of each month beginning July 31, 2001 and continuing thereafter to and including October 15, 2007. In addition to the payments provided for in this Section 5, the Consultant shall be entitled to receive such payments to which he may be entitled from time to time for his services as a member of Atrium's Board of Directors."
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         2. Consulting Agreement. Except as amended hereby, the Consulting
Agreement is ratified and confirmed in all respects and all the terms thereof shall remain in full force and effect. From and after the effectiveness of this Amendment, any reference to the Consulting Agreement shall mean the Consulting Agreement as amended by this Amendment.

         3. Counterparts. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute the same agreement.


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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                         ---------------------------------------
                                         John Ellison, Jr., Consultant


                                         ATRIUM COMPANIES, INC.


                                         By:
                                            ------------------------------------
                                            Jeff L. Hull, President


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